Exhibit 99.1

PRESS RELEASE

Contact:

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

(800) 508-2265

Avidia Bancorp, Inc. Announces Expected Closing Date of Initial Public Offering

Hudson, MA; July 24, 2025 – Avidia Bancorp, Inc. (the “Company”), the proposed stock holding company of Avidia Bank, announced today that all final regulatory approvals have been received to close the Company’s initial public offering in connection with the mutual-to-stock conversion of Assabet Valley Bancorp, the mutual holding company of Avidia Bank.

Closing is expected to occur at the close of business on July 31, 2025. Listing of the Company’s common stock on the New York Stock Exchange under the ticker symbol “AVBC” is expected to begin on August 1, 2025.

As previously disclosed, the Company’s subscription offering was oversubscribed in the first-tier by eligible depositors of Avidia Bank as of the close of business on December 31, 2023. The Company expects to sell 19,176,250 shares of common stock (the adjusted maximum of the offering range) at a price of $10.00 per share, which includes 1,606,100 shares to be sold to Avidia Bank’s Employee Stock Ownership Plan (the “ESOP”). All valid subscription orders submitted by first-tier eligible depositors of Avidia Bank and by the ESOP will be filled according to the priorities and allocation procedures disclosed in the Company’s Prospectus dated May 13, 2025. All other subscribers who submitted valid subscription orders will have their subscription funds refunded in full, with interest, as disclosed in the Prospectus.

In addition to the shares of common stock the Company expects to sell as a result of the subscription offering, the Company intends to contribute 900,000 shares of common stock to the Avidia Bank Charitable Foundation, Inc. to be established and funded in connection with the conversion. Upon the completion of the conversion and stock offering, the Company expects to have 20,076,250 shares of common stock issued and outstanding.

Continental Stock Transfer & Trust Company, the Company’s transfer agent, expects to mail Direct Registration System (“DRS”) Book-Entry statements for the shares of common stock purchased in the subscription offering, as well as refund and interest checks, on or about July 31, 2025.

Eligible subscribers may contact the Stock Information Center at (877) 821-5783 (toll-free) to confirm their subscriptions and allocations. The Stock Information Center is open Monday through Friday 10:00 a.m. to 4:00 p.m., Eastern time, except bank holidays. In addition, beginning on or about July 25, 2025, eligible subscribers may confirm their subscriptions and allocations online at https://allocations.kbw.com.

Luse Gorman, PC is acting as legal counsel to the Company, Assabet Valley Bancorp and Avidia Bank. Keefe, Bruyette & Woods, Inc., a Stifel Company, acted as marketing agent for the Company in the subscription offering, and Nutter McClennen & Fish LLP is acting as its legal counsel.

About Avidia Bank

Avidia Bank is a Massachusetts-chartered stock savings bank. With headquarters in Hudson, Massachusetts, it also operates nine full-service banking offices in western Middlesex County and eastern Worcester County, in Massachusetts.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion transaction and the subscription offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in closing the conversion and stock offering; possible unforeseen delays in delivering DRS Book-Entry statements or refund and interest checks; and/or delays in the start of trading due to market disruptions or otherwise.

Legal Disclosure

The shares of common stock of Avidia Bancorp, Inc. are not deposit accounts or savings accounts and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

# # #

2